UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

December 17, 2024

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205

Rockaway, NJ 07866

 (Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2024, electroCore, Inc., a Delaware corporation (the “Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NeuroMetrix, Inc., a Delaware corporation ( “NURO” and, following consummation of the Merger, the “Surviving Corporation”) and Nexus Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (“Merger Sub”), providing for the merger of Merger Sub with and into NURO (the “Merger”), with NURO surviving the Merger as a wholly-owned subsidiary of the Parent. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings set forth in the Merger Agreement, a copy of which is filed as Exhibit 2.1.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of NURO (the “NURO Common Stock”) outstanding immediately prior to the Effective Time (including each share of NURO Common Stock underlying a NURO RSA or NURO RSU (as such terms are defined below), shall be canceled and cease to exist and shall be converted into the right to receive (i) an amount in cash (the “Per Share Cash Consideration”) equal to a pro rata share of NURO’s balance of Net Cash (as determined pursuant to the Merger Agreement) at the Effective Time, after deduction of certain pro rata payments that will be due in accordance with the MRIP (as defined below)) and (ii) one contingent value right (a “CVR”), representing the right to receive the Contingent Payments (as defined below) subject to the terms and conditions set forth in the CVR Agreement (as defined below) (the consideration contemplated by (i) and (ii), together, the “Merger Consideration”). Any shares of NURO Common Stock held by NURO as treasury stock or owned by the Parent, Merger Sub, or any other subsidiary of the Parent or NURO shall be canceled and cease to exist, and no payment shall be made with respect thereto. All issued and outstanding shares of NURO’s preferred stock, par value $0.001 per share (the “NURO Preferred Stock”) shall continue to be outstanding after the Effective Time and will no longer be convertible into NURO Common Stock, but will instead be converted into the right to receive the Merger Consideration payable in respect of the shares of NURO Common Stock into which such shares of NURO Preferred Stock would have been convertible.

Consummation of the Merger is subject to customary closing conditions, including, without limitation, the absence of certain legal impediments, approval by holders of at least a majority of the outstanding shares of NURO Common Stock entitled to vote on the Merger, and NURO having filed an Annual Report on Form 10-K with the U.S. Securities and Exchange Commission (the “SEC) for the fiscal year ended December 31, 2024.

Consummation of the Merger by the Parent and Merger Sub is further subject to satisfaction of customary closing conditions on the part of NURO, including, without limitation, NURO having performed, or complied with, in all material respects, its agreements, covenants and other obligations required to be performed or complied with by the Merger Agreement at or prior to the Closing Date, the representations and warranties of NURO being true and correct (subject to certain materiality qualifiers), there having been no continuing Company Material Adverse Effect since the signing of the Merger Agreement, and NURO having Net Cash as of the Anticipated Closing Date exceeding $8,000,000.

Consummation of the Merger by NURO is further subject to satisfaction of customary closing conditions on the part of the Parent and the Merger Sub, including, without limitation, the Parent and Merger Sub having performed, or complied with, in all material respects, all of their respective agreements, covenants and obligations required to be performed or complied with by each of them under the Merger Agreement at or prior to the Closing Date, the representations and warranties of the Parent and Merger Sub being true and correct (subject to certain materiality qualifiers), and the CVR Agreement being in full force and effect.

The Merger Agreement includes covenants requiring NURO not to (i) initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person, or afford access to the business properties, assets, books, or records of NURO or any of its Subsidiaries to any third party, in each case relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of NURO or any of NURO Subsidiaries (subject to NURO Board’s ability to grant such waiver or release in order to discharge its fiduciary duties), (iv) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the Delaware General Corporation Law, (v) otherwise knowingly facilitate any effort or attempt by any third party (or its potential sources of financing) to make any proposal or offer that constitutes an Acquisition Proposal, (vi) approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar contract relating to an Acquisition Proposal, or (vii) approve, authorize, agree, or publicly announce any intention to do any of the foregoing, with customary exceptions for certain Superior Proposals. The Merger Agreement also includes covenants customary for a transaction of this nature regarding the operation of the business of NURO and its subsidiaries between signing of the Merger Agreement and the Effective Time. The Merger Agreement further contains covenants requiring NURO to, among things, continue indemnification of NURO’s directors and officers for a period of six years and purchase a six-year tail prepaid directors’ and officers’ liability insurance policy.

The Merger Agreement requires NURO, as promptly as reasonably practicable, and in any event within 30 business days following the date of the Merger Agreement, to prepare and file with the SEC a proxy statement for the purpose of seeking stockholder approval for the adoption of the Merger Agreement (the “Stockholders Meeting”).

The Merger Agreement contains certain termination rights for NURO and Parent. Upon termination of the Merger Agreement under specified circumstances, NURO will be required to pay the Parent a termination fee of $500,000 or, in certain other specified circumstances, reimburse the Parent for all reasonable out-of-pocket fees and expenses (up to a maximum of $250,000 or $500,000, depending on the circumstances upon which such termination occurs) incurred by the Parent in connection with the Merger Agreement and the transactions contemplated thereby.

Among other termination rights, and subject to certain limitations, (i) each of NURO and the Parent may terminate the Merger Agreement if the Merger is not consummated by June 15, 2025, (ii) NURO and the Parent may mutually agree to terminate the Merger Agreement, (iii) either NURO or Parent may terminate the Merger Agreement if the Stockholders Meeting is convened and the applicable approval from NURO’s stockholders is not obtained, after taking into account certain permitted adjournments or postponements, (iv) NURO may terminate the Merger Agreement in order to enter into a definitive agreement pertaining to an Acquisition Proposal that NURO’s Board deems to be a “Superior Proposal,” and subject to payment of the termination fees discussed above, (v) Parent may terminate the Merger Agreement if the NURO Board changes its recommendation that NURO’s stockholders vote in favor of the adoption of the Merger Agreement, and (vi) Parent may terminate the Merger Agreement in certain circumstances where Net Cash is determined to be less than $8,000,000.

The Merger Agreement contains representations and warranties made by each of the Parent, Merger Sub and NURO that are customary for a transaction of this nature, including those relating to, among other things, the parties’ ability to enter into the Merger Agreement, their outstanding capitalization, and regulatory matters. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and: should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. The representations and warranties do not survive past the Closing Date.

At the Effective Time, outstanding awards of restricted stock with respect to shares of NURO Common Stock (each, a “NURO RSA”), that are then outstanding and unvested shall be converted into the right to receive consideration as follows (notwithstanding any vesting conditions, restrictions or risk of forfeiture): each NURO RSA for which the holder thereof made a timely and valid election (an “83(b) Election”) under Section 83(b) of the Internal Revenue Code of 1986, as amended, shall be canceled and cease to exist, and shall be converted into the right to receive the Merger Consideration with respect to each share of NURO Common Stock subject to such NURO RSA in accordance with the Merger Agreement and the CVR Agreement.

At the Effective Time, each NURO RSA for which the holder thereof did not make a timely and valid 83(b) Election shall be canceled and converted into the right to receive (i) an amount in cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to: (A) the total number of shares of such NURO RSAs multiplied by (B) the Per Share Cash Consideration, without any interest thereon, and (ii) one CVR with respect to each share of NURO Common Stock subject to such NURO RSAs immediately prior to the Effective Time.

At the Effective Time, each stock option granted by NURO to purchase NURO Common Stock (each, a “NURO Option”) that is outstanding and unvested immediately prior to the Effective Time (whether time- or performance-based) shall fully vest and become exercisable, and (i) each NURO Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Per Share Cash Consideration shall be canceled and converted into the right to receive the sum of an amount in cash (without interest and subject to deduction for any required withholding as contemplated in the Merger Agreement) equal to: (a) the excess, if any, of the Per Share Cash Consideration over the exercise price per share of such NURO Option; multiplied by the number of shares of NURO Common Stock underlying such NURO Option and (b) one CVR, and (ii) each NURO Option that is then outstanding and unexercised, and which has a per share exercise price that is equal to or greater than the Per Share Cash Consideration shall be canceled with no consideration payable in respect.

At the Effective Time, each NURO restricted stock unit (“NURO RSU”) that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount in cash equal to the product of (A) the number of shares of NURO Common Stock then underlying such NURO RSU multiplied by (B) the Per Share Cash Consideration, without any interest thereon and (ii) one CVR with respect to each share of NURO Common Stock subject to such NURO RSU.

At the Effective Time, subject to NURO’s Amended and Restated Management Retention and Incentive Plan (the “MRIP”) and subject to NURO’s receipt of an executed general release of claims, each eligible participant in the MRIP (a “Participant”) will have the right to receive from the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay to such Participant: (a) an amount in cash equal to (i) such Participant’s percentage interest set forth in the MRIP, multiplied by (ii) the Closing Cash Consideration; and (b) upon the making of any Distributions pursuant to the CVR Agreement, such amounts in cash equal to (i) such Participant’s percentage interest set forth in the MRIP, multiplied by (ii) the Pre-MRIP Adjusted Proceeds in respect of the applicable Distribution Period (as each such term is defined in the CVR Agreement).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting and Support Agreement

In connection with the execution of the Merger Agreement, the Parent and certain directors and officers of NURO, in their capacity as stockholders of NURO, entered into a Voting and Support Agreement (the “Voting Agreement”). Pursuant to the Voting Agreement, each such stockholder of NURO has agreed, among other things, to (i) vote or cause to be voted all of their shares of NURO Common Stock in favor of the Merger and the transactions contemplated by the Merger Agreement, and (ii) prior to the Expiration Time (as defined in the Voting Agreement) and subject to limited exceptions, not to sell or otherwise transfer any of their shares of NURO Common Stock. The shares of NURO Common Stock owned by these directors and officers of NURO represent approximately 6.3% of the outstanding shares of NURO Common Stock as of December 17, 2024.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contingent Value Rights Agreement

At or immediately prior to the Effective Time, the Parent will enter into a contingent value rights agreement (the “CVR Agreement”) with a rights agent (the “Rights Agent”), pursuant to which the holders (each, a “Holder”) of NURO Common Stock, NURO RSAs and NURO RSUs, as well as NURO Preferred Stock and NURO Options if and when applicable under the terms of the Merger Agreement, may become entitled to contingent cash payments (each, a “Contingent Payment”) that net of, minus certain transaction expenses, will equal (1) 8% of the Quell Net Sales (as defined in the CVR Agreement) during the first 12-month period after the Closing Date, in an amount up to $500,000 (the “First Quell Net Sales Payment”), but if 8% of the Quell Net Sales during such period is less than $25,000, the First Quell Net Sales Payment shall be zero; (2) 6% of the Quell Net Sales during the second 12-month period after the Closing Date, an amount up to $500,000 minus the amount of the First Quell Net Sales Payment (the “Second Quell Net Sales Payment”), but if 6% of the Quell Net Sales during such second period is less than $25,000, the Second Quell Net Sales Payment shall be zero; and (3) the amounts received by the Parent after the Effective Time pursuant to any Disposition Agreement (as defined in the CVR Agreement) signed prior to the Effective Time with respect to NURO’s DPNCheck® Business.

Under the CVR Agreement, the Rights Agent will have, and Holders of at least 20% of the CVRs then-outstanding will have, certain rights to audit and enforcement on behalf of all Holders of the CVRs. The Parent shall cause NURO to use commercially reasonable efforts to consummate transactions contemplated by any Disposition Agreement, as such efforts are further described in the CVR Agreement.

The CVR Agreement has a term commencing on the Effective Date and ending on the earlier of (a) December 31 of the calendar year in which Parent shall have caused to be paid to the Holders pursuant to the terms of the CVR Agreement all Distributions with respect to all payments (including any contingent payments) contemplated to be made by the applicable buyer pursuant to any Disposition Agreement, and (b) December 31 of the calendar year in which the five-year anniversary of the Effective Time shall have occurred (provided that if such five-year anniversary shall be during the month of December, such date shall be extended until March 31 of the immediately subsequent calendar year).

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the CVR Agreement, a form of which is included as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 17, 2024, the Parent issued a press release announcing its entry into the Merger Agreement. The text of the press release is attached as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this item and Exhibit 99.1 is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item or Exhibit 99.1 be incorporated by reference into Parent’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such future filing.

Forward-Looking Statements

This communication, and the documents to which the Parent refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Parent’s expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the proposed transaction including statements regarding the benefits of the Merger (collectively, the “Proposed Transaction”) and the anticipated timing of the Proposed Transaction. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “shall,” “would” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the Proposed Transaction, (iii) the occurrence of any event, change or other circumstance that could give rise to the delay or termination of the Merger Agreement, (iv) the inability to complete the Proposed Transaction due to the failure of a party or parties to satisfy conditions to completion of the Merger, including the receipt on a timely basis or at all of any required regulatory clearances related to the Merger and receipt by NURO of stockholder approval, (v) the effect of the announcement or pendency of the Proposed Transaction on the Parent’s and/or NURO’s business relationships, operating results, and business generally, (vi) risks that the Proposed Transaction disrupt current plans and operations of the Parent and/or NURO and potential difficulties in NURO retaining employees as a result of the Proposed Transaction, (vii) the outcome of any legal proceedings that may be instituted related to the Merger Agreement or the Proposed Transaction, (viii) volatility in the price of the Parent’s and/or NURO’s stock, including as a result of the Proposed Transaction, (ix) changes in competitive and regulated industries in which NURO operates, variations in operating performance across competitors, changes in laws and regulations affecting NURO’s business and changes in the combined capital structure, (x) the ability to implement business plans, forecasts, and other expectations after the completion of the Proposed Transaction, and identify and realize additional opportunities, (xi) costs and regulatory requirements relating to contract manufacturing arrangements, (xii) the occurrence of the events giving rise to Contingent Payments under the CVR Agreement, (xiii) general business and economic conditions, (xiv) market trends for the Parent’s and/or NURO’s products, and the ability to achieve anticipated sales for such products, (xv) regulatory environment and changes, (xvi) regulatory and other approvals relating to product development and manufacturing, and (xvii) costs related to the Proposed Transaction and the failure to realize anticipated benefits of the Proposed Transaction or to realize estimated pro forma results and underlying assumptions.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Parent and NURO described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” (in the case of the Parent) or “Part I” (in the case of NURO) sections of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You are cautioned not to put undue reliance on forward-looking statements, and the Parent and NURO assume no obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Neither the Parent nor NURO gives any assurance that it will achieve its expectations.

Additional Information and Where to Find It

In connection with the Proposed Transaction, NURO will file with the SEC a proxy statement (the “Proxy Statement”), as well as other relevant documents regarding the Proposed Transaction. INVESTORS IN AND SECURITY HOLDERS OF NURO ARE URGED TO READ THE PROXY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED BY EACH OF NURO AND THE PARENT WITH THE SEC, AS WELL AS ANY AMENDMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, RELATED MATTERS AND THE PARTIES TO THE PROPOSED TRANSACTION. Materials filed by NURO and the Parent can be obtained free of charge at the SEC’s website, www.sec.gov. In addition, materials filed by the Parent can be obtained free of charge at Company’s website, electrocore.com.

 Participants in the Solicitation

NURO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NURO’s stockholders in connection with the Proposed Transaction. Information about NURO’s directors and executive officers and their ownership of NURO’s common stock is included in NURO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 1, 2024, and the definitive proxy statement on Schedule 14A which was filed with the SEC on March 27, 2024. Other information regarding the participants in the solicitation of proxies in connection with the Proposed Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. When available, investors may obtain copies of these documents as indicated above.

In addition, the Parent and its executive officers and directors may be deemed to be participants in the solicitation of proxies from NURO’s stockholders in favor of the approval of the Proposed Transaction. Information concerning the Parent’s directors and executive officers is set forth in the Parent’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on July 17, 2024, Annual Report on Form 10-K filed with the SEC on March 13, 2024, Forms 10-Q filed with the SEC on May 8, 2024, August 7, 2024, and November 13, 2024, and the Parent’s other filings with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Parent’s Investor Relations website at https://investor.electrocore.com.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits filed or furnished herewith are not intended to and do not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction or (ii) an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger dated December 17, 2024, by and among electroCore, Inc., Nexus Merger Sub Inc. and NeuroMetrix, Inc.

10.1	Voting and Support Agreement, dated December 17, 2024, by and among electroCore, Inc., and the stockholders named therein.

99.1	Press Release dated December 17, 2024

*	The disclosure schedules to and certain provisions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K as they contain information that is both not material and of the type that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit, including any schedule hereto, to the SEC upon its request; however, the registrant may request confidential treatment of such unredacted copy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

December 17, 2024	/s/ Joshua S. Lev
Joshua S. Lev
Chief Financial Officer

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